CONSULTING AGREEMENT


THIS AGREEMENT made effective this 5th day of February 2002, by and between Regents Capital West, a California corporation ("Consultant") and Sonic Jet Performance, Inc., a Colorado Corporation (Client") (collectively, the "Parties" and separately, the "Party").

                                   WITNESSETH:

WHEREAS, Client is a public company and its securities are traded in the over-the-counter market; and

WHEREAS,   Consultant  has  experience   providing  business  advice  to  public
companies; and

WHEREAS, Client and Consultant wish to enter into a relationship whereby Consultant will provide consulting services to Client on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of, and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.       Statement of Services-Scope of Work

Client agrees to engage Consultant to perform the services and undertake the duties and responsibilities set forth in Exhibit A attached hereto and incorporated herein (collectively, the "Services") and Consultant agrees to render the Services under the terms and conditions set forth in this Agreement.

2.       No Employment

Consultant shall be and will remain at all times, during the term of this Agreement, an independent contractor of Client. The relationship between Consultant and Client shall at all times be a contractor/principal relationship, and Consultant shall not be deemed to be an employee of Client.

3.       Compensation and Payment

As consideration for Services, Client will compensate Consultant according to the schedule set forth in Exhibit A attached hereto and incorporated herein (collectively, the "Compensation").

4.       Term of Agreement

The term of this Agreement (the "Term") shall commence as of the date of this Agreement and shall remain in full force and effect, unless extended by mutual agreement of the Parties, for any time period that has been granted to purchasers of the "Offering" to invest in the stock or other securities of the Client, including but not limited to warrant exercise.


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5.       Confidentiality of Information

The Parties agree that in the course of Consultant performing the Services, Consultant may have access to, and/or may be in possession of, confidential information of Client. "Confidential Information" shall mean information regarded by Client as confidential and information clearly identified as confidential by Client, including information relating to its past, present or future research, development or business affairs or any proprietary products.

The Parties agree that, during the term of this Agreement and for a period of one year thereafter, Consultant will not disclose or utilize any of the Confidential Information to which said party has been privy. Consultant shall hold in confidence the Confidential Information, in the same manner as it holds its own confidential information of similar nature and type. Access to and the use of Confidential Information shall be restricted by Consultant to those employees with a need to know who are engaged in an activity directly related to this Agreement.

6.       Responsibility of the Client

Client shall:

(a) Provide reasonable assistance to Consultant by making available to Consultant pertinent information relating to the Services.
(b) Provide prompt written notice to Consultant whenever Client becomes aware of any development that affects the scope or timing of the Services.

7.       Responsibilities of the Consultant

Consultant shall:

(a) Use best efforts to perform the Services in a professional and workman like manner consistent with the professional standards of the industry.
(b) Inform and update Client regarding matters pertinent to the performance of the Services.

8.       Compliance with Law

Consultant agrees to comply with all applicable local, state and federal laws, regulations and orders relating to the Services, including but not limited to, fair and equal opportunity practices and policies.

9.       Notices

Any notice to be given under and pursuant to the terms of this Agreement shall be in writing and shall be made by personal delivery, by a nationally recognized overnight carrier or by registered or certified mail, postage prepaid, return receipt requested and such notice shall be deemed given upon receipt if delivered personally or by overnight carrier, or forty-eight (48) hours after deposit in the United States mails as set forth herein. Any notice to the parties shall be sent to the following addresses or to such other address, as either party to this Agreement shall specify by notice to the other:



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If to Client:              Sonic Jet Performance Inc
                           15662 Commerce Lane
                           Huntington Beach, CA  92649
                           Attn:  Rao Mankal

If to Consultant: Regents Capital West
                  734 Avenida Leon
                  San Marcos, CA 92069
                  Attn: Edwin Sano

10.      Governing Law

The laws of the State of California shall govern this Agreement.

11.      Binding Arbitration

Any controversy or claim arising out of or relating to this Agreement, or any alleged breach thereof, will be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association. Such action shall be brought in Orange County, California and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. The prevailing party in such action shall be entitled to recover reasonable attorney's fees.

12.      Entire Agreement

This Agreement constitutes the entire agreement between the parties and may be waived, modified or amended only by written agreement signed by both Parties.

13.      Waiver

No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing and signed by the party against whom enforcement is sought. Any waiver shall not be deemed to be a waiver of any proceeding or succeeding breach of the same or any other covenant, term or condition.

14.      Mutual Representation and Warranties

Each Party represents to the other that:

(a) They are not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and conditions of this Agreement.
(b) The person executing this Agreement on behalf of the respective party has the requisite power and authority to execute this Agreement and to cause the respective party to be legally bound.
(c) No suits, actions or proceedings are threatened or pending that will adversely affect its ability to perform its obligations under this Agreement.



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15.      Assignment

This Agreement and the rights hereunder may not be assigned by either Party without the prior written consent of the other and shall be binding upon and inure to the benefit of the Parties, their respective successors and assigns.

16.      Severability

The provisions of this Agreement are meant to be enforced severally so that the determination that one or more provisions are enforceable or invalid shall not affect or render invalid any other provisions of this Agreement and such provisions shall continue to be in full force in accordance with their terms.

17.      Counterparts

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.


IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the date set forth above.


Consultant:                                               Client:

Regents Capital West, Inc.                       Sonic Jet Performance, Inc.


By: _______________________                      By: ______________________
         Edwin W. Sano                                    Rao Mankal
         President                                        President and CFO



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                                    EXHIBIT A


Statement of Services-Scope of Work

Client seeks to raise funds through the offering of a private placement under Regulation D, rule 506 (the"Offering"). Consultant shall provide to Client regarding such fund raising efforts including but not limited to: o Advice and over site on preparation, startup, operation and completion of such offering o A private placement memorandum for the 506 D offering

Compensation


A.       8% of gross capital raised from offering

B.       8% of gross capital raised from warrant exercise

C. 5% credit for all capital raised (including warrants) convertible to 144 common stock at $0.18 per share for the first $500,000 of credit, and $0.15 per share for all credit over $500,000.

Termination of Offering

A. Client decides to terminate offering or if Client performs any act that causes the Offering to be stopped, the following compensation will be paid to Consultant in addition to any compensation already received as a result of the offering except as outlined in Items B, C, D, and E below.

              Termination is prior to offering hitting the street:      $125,000
                      Months  1-12                                      $750,000
              Upon extension of offering by Client:
                      Months  13-18                                     $500,000
                      Months  19-24                                     $250,000

B.       At the end of Month Twelve (12) if not extended by Client
C.       At the end of Month Eighteen (18) if extended six months by Client
D. At the end of Month Twenty-Four (24) if extended an additional six months by Client.
E. If the Offering is Fully Subscribed and the Client elects not to exercise any or all of the Green Shoe (additional funds).

Client has the sole discretion to amend the offering as it relates to the exercise price of the warrants. If within one (1) year of the close or Termination of Offering, Client raises additional funds from Investors who



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participated in the offering any funds raised will be on the terms and conditions set forth in the Offering and/or the Offering as amended unless mutually agreed to in writing by Client and Consultant.

If Client closes offering as a result of funds being secured from a source other than that being utilized in the current offering, Client will grant to Consultant a stock credit of 5% of funds secured (including equity credit lines utilized) which will be convertible into 144 stock on the same basis as "Item C" "Compensation" above. Provided, however, the following events shall not be deemed to be a funding for purposes of this paragraph: (1) employee or consultant stock options or related employment transactions (2) Series C stock placement and (3) loans, lines of credit, etc. from Banks or other similar financial institutions.

In the event of an involuntary shutdown of the Offering as the result of the actions of Client or Consultant, either party will have 90 days to remedy the action that caused the shutdown, provided the 90 day period may be extended by mutual agreement between Consultant and Client and neither party may unreasonably withhold their consent.